As filed with the Securities and Exchange Commission on October 11, 2006

Registration No. 333-117907

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FINAL POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMCOR PHARMACEUTICAL CO.
(Exact name of Registrant as specified in its charter)
NEVADA (State or other jurisdiction of incorporation or organization)	62-1742885 (I.R.S. Employer Identification Number)

P.O Box 2389 La Jolla, CA 92037 (858) 410-5601 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

BRIAN M. GALLAGHER
CHAIRMAN OF THE BOARD OF DIRECTORS
IMCOR PHARMACEUTICAL CO.
P.O. Box 2389
La Jolla, CA 92037
(858) 410-5601
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
THEODORE W. GRIPPO, ESQ. GRIPPO & ELDEN LLC 111 S. WACKER DR. CHICAGO, ILLINOIS 60606 (312) 704-7700

        This final post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

DEREGISTRATION OF SECURITIES

On August 3, 2004, IMCOR Pharmaceutical Co., a Nevada corporation, filed a registration statement on Form SB-2 (No. 333-117907) (the “Registration Statement”) with respect to the resale of up to 25,374,999 shares of the Company’s common stock which were issued to the selling security holders and 14,717,502 shares which were issuable upon the exercise of warrants held by the selling security holders. On January 11, 2005, the Commission declared the Registration Statement effective. On or about April 14, 2005 the Registration Statement could no longer be used because the Company failed to update the Registration Statement, including its financial statements, as required pursuant to Item 512 of Regulation S-B. The Company promptly advised the selling security holders that the Registration Statement and its related prospectus could not be used unless and until it was updated as required pursuant to Item 512 of Regulation S-B. On April 14, 2005 the Company filed Post-Effective Amendment No. 1 to the Registration Statement, but it was never declared effective.

Given the Company’s current financial circumstances as reported in its Form 10-QSB for the quarter ended June 30, 2006 and its goal to maximize the funds available to its creditors, the Company’s board of directors has determined that the Company will not continue to pursue its efforts to maintain the effectiveness of the Registration Statement. Accordingly, this Final Post-Effective Amendment No. 2 to the Registration Statement is being filed to deregister, as of the date hereof, all of the unsold shares registered under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Final Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California on September 20, 2006.
IMCOR PHARMACEUTICAL CO.

By:	/s/ Brian M. Gallagher Brian M. Gallagher Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Final Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert Ashley Robert Ashley, Director	Date: October 4, 2006
/s/ Richard T. Dean Richard Dean, Director	Date: September 21, 2006
/s/ B. Jack DeFranco B. Jack DeFranco, Acting Principal Executive Officer	Date: September 29, 2006
/s/ Darlene M. Deptula-Hicks Darlene M. Deptula-Hicks, Director	Date: September 25, 2006
/s/ Jonathan Fleming Jonathan Fleming, Director	Date: October 11, 2006
/s/ Brian M. Gallagher Brian M. Gallagher, Chairman of the Board, Director and Acting Principal Financial Officer	Date: September 20, 2006
/s/ Alan Watson Alan Watson, Director	Date: September 21, 2006
/s/ Taffy J. Williams, Ph.D. Taffy J. Williams, Ph.D., Director	Date: September 24, 2006